                                                          EXHIBIT NO. EX-99.a.21

                                 GAM FUNDS, INC.
                                 ---------------

                              ARTICLES OF AMENDMENT

     GAM  FUNDS,   INC.,  a  Maryland   corporation   (hereinafter   called  the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of the State of Maryland that:

     FIRST:  The charter of the Corporation,  as amended and  supplemented  (the
"Charter"),  is further amended as follows: (i) by changing the name of the "GAM
American  Focus  Long/Short  Fund -  Class  A"  class  of  common  stock  of the
Corporation  to the "GAM  Gabelli  Long/Short  Fund - Class  A" class of  common stock,  and (ii) by deleting from the Charter of the  Corporation  the name "GAM
American  Focus  Long/Short  Fund - Class A" and  inserting in lieu thereof "GAM
Gabelli Long/Short Fund - Class A."

     SECOND:  The Charter of the Corporation is further amended as follows:  (i)
by changing the name of the "GAM American Focus Long/Short Fund - Sub-Class B-0"
class of common stock of the  Corporation to the "GAM Gabelli  Long/Short Fund -
Sub-Class  B-0" class of common stock,  and (ii) by deleting from the Charter of the  Corporation  the name "GAM American Focus  Long/Short Fund - Sub-Class B-0"
and inserting in lieu thereof "GAM Gabelli Long/Short Fund - Sub-Class B-0."

     THIRD: The Charter of the Corporation is further amended as follows: (i) by changing the name of the "GAM American  Focus  Long/Short  Fund - Sub-Class B-1"
class of common stock of the  Corporation to the "GAM Gabelli  Long/Short  Fund-
Sub-Class  B-1" class of common stock,  and (ii) by deleting from the Charter of the  Corporation  the name "GAM American Focus  Long/Short Fund - Sub-Class B-1"
and inserting in lieu thereof "GAM Gabelli Long/Short Fund - Sub-Class B-1."

     FOURTH:  The Charter of the Corporation is further amended as follows:  (i)
by changing the name of the "GAM American Focus Long/Short Fund - Sub-Class B-2"
class of common stock of the  Corporation to the "GAM Gabelli  Long/Short Fund -
Sub-Class  B-2" class of common stock,  and (ii) by deleting from the Charter of the  Corporation  the name "GAM American Focus  Long/Short Fund - Sub-Class B-2"
and inserting in lieu thereof "GAM Gabelli Long/Short Fund - Sub-Class B-2."

     FIFTH: The Charter of the Corporation is further amended as follows: (i) by changing the name of the "GAM American  Focus  Long/Short  Fund - Sub-Class B-3"
class of common stock of the  Corporation to the "GAM Gabelli  Long/Short Fund -
Sub-Class  B-3" class of common stock,  and (ii) by deleting from the Charter of the  Corporation  the name "GAM American Focus  Long/Short Fund - Sub-Class B-3"
and inserting in lieu thereof "GAM Gabelli Long/Short Fund - Sub-Class B-3."

     SIXTH: The Charter of the Corporation is further amended as follows: (i) by changing the name of the "GAM American  Focus  Long/Short  Fund - Sub-Class B-4"
class of common stock of the  Corporation to the "GAM Gabelli  Long/Short Fund -
Sub-Class  B-4" class of common stock,  and (ii) by deleting from the Charter of the  Corporation  the name "GAM American Focus  Long/Short Fund - Sub-Class B-4"
and inserting in lieu thereof "GAM Gabelli Long/Short Fund - Sub-Class B-4."

     SEVENTH:  The Charter of the Corporation is further amended as follows: (i)
by changing the name of the "GAM American Focus Long/Short Fund - Class C" class of common stock of the  Corporation to the "GAM Gabelli  Long/Short Fund - Class
C"  class of  common  stock,  and  (ii) by  deleting  from  the  Charter  of the
Corporation  the  name  "GAM  American  Focus  Long/Short  Fund -  Class  C" and
inserting in lieu thereof "GAM Gabelli Long/Short Fund - Class C."

     EIGHTH:  The Charter of the Corporation is further amended as follows:  (i)
by changing the name of the "GAM American Focus Long/Short Fund - Class D" class of common stock of the  Corporation to the "GAM Gabelli  Long/Short Fund - Class
D" class of common  stock,  and (ii) by deleting  the name "GAM  American  Focus
Long/Short Fund - Class D" and inserting in lieu thereof "GAM Gabelli Long/Short
Fund - Class D."

     NINTH: The Charter of the Corporation is further amended as follows: (i) by changing the name of the "GAM American Focus Long/Short Fund - Class Y" class of common stock of the  Corporation to the "GAM Gabelli  Long/Short Fund - Class Y"
class of common stock,  and (ii) by deleting from the Charter of the Corporation the name "GAM American  Focus  Long/Short  Fund - Class Y" and inserting in lieu thereof "GAM Gabelli Long/Short Fund - Class Y."

     TENTH:  The foregoing  amendments to the Charter of the  Corporation as set forth  above  have been duly  approved  by a  majority  of the  entire  Board of
Directors  of the  Corporation  as  required  by law and are  limited to changes expressly  permitted by Section  2-605(a)(2) of the Maryland General Corporation
Law to be made without action by the stockholders of the Corporation.

     ELEVENTH:  The  amendments to the Charter of the  Corporation  as set forth above do not change the preferences,  conversion or other rights, voting powers,
restrictions,   limitations  as  to  dividends,   qualifications,  or  terms  or
conditions  of  redemption  of the  shares of the  class of common  stock of the
Corporation that is the subject of the amendments.

     TWELFTH:  These  Articles of Amendment  shall become  effective on the date they become effective in the State of Maryland.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 22nd day of  November,  2002, by its Vice President, who acknowledges that these Articles of Amendment are the act of the  Corporation  and that to the best of his knowledge,  information and belief and under penalties of perjury,  all matters and facts  contained  herein are true in all material respects.

                                         GAM FUNDS, INC.

                                         By:  /s/ Kevin J. Blanchfield
                                              ------------------------
                                              Kevin J. Blanchfield
                                              Vice President

ATTEST:   /s/ Teresa B. Riggin
          --------------------
          Teresa B. Riggin
          Assistant Secretary